Exhibit 99.1

M.D.C. HOLDINGS, INC.
NEWS BULLETIN

M.D.C. HOLDINGS, INC.	RICHMOND AMERICAN HOMES
HOMEAMERICAN MORTGAGE
FOR IMMEDIATE RELEASE
FRIDAY, MAY 8, 2009

Contact:	Robert N. Martin
Investor Relations
(720) 977-3431
bob.martin@mdch.com
M.D.C. HOLDINGS ANNOUNCES FIRST QUARTER 2009 RESULTS
•	Cash flow from operations of $239.5 million, including $161.4 million tax refund

•	Quarter-end cash and investments of $1.61 billion

•	No borrowings on homebuilding line of credit

•	Pre-tax loss of $41.1 million; includes asset impairments of $14.6 million

•	Net loss of $40.9 million vs. $72.8 million in 2008

•	Diluted loss per share of $0.88 vs. $1.58 in 2008

•	Total revenue of $175.9 million vs. $395.8 million in 2008

•	SG&A expenses of $53.6 million vs. $83.8 million in 2008

•	Closed 580 homes at an average selling price of $287,900

•	Net orders for 676 homes with an estimated value of $191.0 million

•	Cancellation rate of 23% vs. 43% in 2008
DENVER, Friday, May 8, 2009 — M.D.C. Holdings, Inc. (NYSE: MDC) today reported results for its first quarter ended March 31, 2009. The Company announced a net loss for the quarter of $40.9 million, or $0.88 per diluted share, which included pre-tax charges of $14.6 million for asset impairments and a $15.3 million increase in our deferred tax valuation allowance. The net loss for the 2008 first quarter was $72.8 million, or $1.58 per diluted share, which included pre-
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M.D.C. HOLDINGS, INC.
tax charges of $54.8 million for asset impairments and an increase in our deferred tax valuation allowance of $10.6 million.
Larry A. Mizel, MDC’s chairman and chief executive officer, stated, “During the first quarter of 2009, we battled many of the same issues we faced in 2008, including high foreclosure rates, rising unemployment and low consumer confidence. While declining home prices and historically low interest rates have improved affordability across our markets, we have yet to see a meaningful recovery in sales activity.”
Mizel continued, “In an effort to accelerate our sales pace, we are introducing smaller, more affordable homes in many of our markets. These homes are designed both to meet the current needs of our customers and to allow for a more efficient construction process. As we await a recovery in homebuilding activity, we will continue to pursue and implement improvements to our business processes that we believe will enhance profitability for our Company in the future.”
Mizel concluded, “On the strength of nearly $240 million of operating cash flow, our cash and investments balance grew to more than $1.6 billion during the quarter. With no borrowings outstanding on our homebuilding line of credit and no senior debt maturities until 2012, we are well positioned with the option to take advantage of market opportunities as they arise. However, in the face of continued economic and regulatory uncertainty, we will take a cautious and conservative approach to redeploying our capital.”
Homebuilding Results
Homebuilding loss before taxes for the quarter ended March 31, 2009 improved to $18.3 million compared with a loss of $77.3 million for the same period in 2008. The loss in 2009 was lower in large part due to a decline in asset impairments, an improvement in home gross margin and a decrease in marketing, commissions and general and administrative expenses (“SG&A”), partially offset by the impact of closing fewer homes and a lower average selling price compared with the same period in 2008.
Homebuilding revenue for the 2009 first quarter fell to $173.0 million, compared with $388.3 million in the first quarter of 2008. The decline in revenue was primarily the result of a year-over-year decline in home closings of 49%. All of our markets experienced significant year-over-year decreases in home closings in the first quarter of 2009. Most notable were the decreases in Arizona, California and Nevada, where our homebuilding activity has been most heavily concentrated. Additionally, the average selling price during the first quarter of 2009 was down 8% from the prior year. Each of our markets experienced a decrease in its average selling price with the exception of Virginia, which showed a significant increase due to changes in the size and style of the homes that were closed during the quarter. Home gross margins during the first quarter of 2009 increased to 15.4% from 11.5% in the first quarter of 2008, primarily due to significant prior period impairments, which lowered the lot cost basis on homes that closed during the quarter, and also due to a $3.6 million reduction of our warranty reserves. These
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M.D.C. HOLDINGS, INC.
positive adjustments partially were offset by the decline in the average selling prices of homes closed and by a shift in mix to a higher percentage of low-margin model and finished spec home closings during the first quarter of 2009.
Homebuilding SG&A decreased to $31.0 million for the quarter ended March 31, 2009, compared with $63.3 million for the same period in the prior year. The decrease in SG&A resulted from various cost saving initiatives associated with right-sizing our operations in response to the reduced level of home closings. Also contributing to this decrease was a reduction in marketing expenses, primarily due to a significant reduction in sales office and model home expenses related to a 57% reduction in the number of model homes, as well as a decline in commission expenses resulting from fewer home closings and lower average selling prices.
During the first quarter of 2009, we recognized $14.6 million of asset impairments, a decrease of 73% from the 2008 first quarter. The impairments were concentrated in Nevada, which experienced a significant decrease in the value of homes during the 2009 first quarter. Overall, the year-over-year decrease in asset impairments can be attributed to a decrease in the total number of owned lots at March 31, 2009 and the impact of recording significant impairments over the last ten quarters, thereby reducing our exposure to further impairments.
Net orders for the first quarter ended March 31, 2009 totaled 676 homes with an estimated sales value of $191.0 million, compared with net orders for 1,098 homes with an estimated sales value of $324.0 million during the same period in 2008. The lower net orders for the quarter contributed to a significant decline in our backlog compared to the prior year, although we saw a slight increase compared to the quarter ended December 31, 2008. We ended the first quarter of 2009 with a backlog of 629 homes under contract with an estimated sales value of $196.0 million, compared with a backlog of 1,909 homes with an estimated sales value of $623.0 million at March 31, 2008. During the first quarter of 2009, the Company’s cancellation rate dropped to 23% compared with 43% during the same period in 2008. Each of our markets experienced a decline in cancellation rate, primarily resulting from a decrease in mortgage-related issues and a decline in the number of prospective home buyers with a contingency to sell an existing home.
Christopher M. Anderson, MDC’s senior vice president and chief financial officer, said, “We continued to focus on controlling our expenses during the quarter, as evidenced by a 51% decline in homebuilding SG&A from the same period last year. While we are hopeful that the significant declines in our cancellation rate and our impairments are signs of stabilization for our industry and our Company, we continue to look for opportunities to reduce our overhead as we navigate an uncertain homebuilding market and drive toward a goal of once again achieving a sustainable level of profitability.”
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M.D.C. HOLDINGS, INC.
Financial Services and Other
Income before taxes from the Company’s Financial Services and Other segment for the quarter ended March 31, 2009 was $1.6 million compared with $4.1 million for the same period in 2008. The decreases in the 2009 first quarter primarily resulted from a combined decrease in gains on sales of mortgage loans and broker origination fees. These declines partially were offset by reductions in general and administrative expenses for our mortgage operations.
Balance Sheet and Cash Flow Highlights
For the quarter ended March 31, 2009, the Company generated $239.5 million in operating cash flow and ended the quarter with $1.61 billion in cash and investments. Our strong operating cash flow primarily was the result of a $161 million tax refund, combined with a continued reduction of our inventories. Total lots owned including WIP lots at March 31, 2009 decreased by 35% from a year ago and 7% from December 31, 2008, leaving a total inventory balance of $556.0 million at March 31, 2009, compared with $1.25 billion at March 31, 2008 and $637.3 million at December 31, 2008. For the 2,284 lots we controlled under option contracts at March 31, 2009, we only had $9.7 million at risk.
About MDC
Since 1972, MDC has built and financed the American dream for almost 160,000 families. MDC’s commitment to customer satisfaction, quality and value is reflected in each home its subsidiaries build. As one of the largest homebuilders in the United States, the Company has homebuilding divisions across the country, including Denver, Colorado Springs, Salt Lake City, Las Vegas, Phoenix, Tucson, California, Northern Virginia, Maryland, Philadelphia/Delaware Valley and Jacksonville. The Company also provides mortgage financing, insurance and title services, primarily for MDC homebuyers, through its wholly owned subsidiaries, HomeAmerican Mortgage Corporation, American Home Insurance Agency, Inc. and American Home Title and Escrow Company, respectively. M.D.C. Holdings, Inc. is traded on the New York Stock Exchange under the symbol “MDC.” For more information, visit www.mdcholdings.com.
Forward-Looking Statements
     Certain statements in this release, including statements regarding our business, financial condition, results of operation, cash flows, strategies and prospects, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially
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M.D.C. HOLDINGS, INC.
different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among other things, (1) general economic conditions, including changes in consumer confidence, inflation or deflation and employment levels; (2) changes in business conditions experienced by the Company, including cancellation rates, net home orders, home gross margins, and land and home values; (3) changes in interest rates, mortgage lending programs and the availability of credit; (4) the relative stability of debt and equity markets; (5) competition; (6) the availability and cost of land and other raw materials used by the Company in its homebuilding operations; (7) the availability and cost of performance bonds and insurance covering risks associated with our business; (8) shortages and the cost of labor; (9) weather related slowdowns; (10) slow growth initiatives; (11) building moratoria; (12) governmental regulation, including the interpretation of tax, labor and environmental laws; (13) changes in consumer confidence and preferences; (14) terrorist acts and other acts of war; and (15) other factors over which the Company has little or no control. Additional information about the risks and uncertainties applicable to the Company’s business is contained in the Company’s Annual Report on Form 10-Q for the quarter ended March 31, 2009, which is scheduled to be filed with the Securities and Exchange Commission today. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. The Company undertakes no duty to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or presentations should be consulted.
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M.D.C. HOLDINGS, INC.
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months
	Ended March 31,
	2009	2008
Revenue

Home sales revenue	$166,982	$355,792
Land sales revenue	2,618	28,568
Other revenue	6,332	11,418

Total Revenue	175,932	395,778

Costs and Expenses

Home cost of sales	141,325	315,037
Land cost of sales	1,341	27,949
Asset impairments	14,569	54,832
Marketing expenses	8,832	19,203
Commission expenses	6,358	13,433
General and administrative expenses	38,381	51,188
Other operating expenses	265	1,724
Related party expenses	5	5

Total Operating Costs and Expenses	211,076	483,371

Loss from Operations	(35,144)	(87,593)

Other income (expense)
Interest income	4,071	10,476
Interest expense	(9,740)	(130)
Gain (loss) on sale of other assets	(260)	21

Loss Before Taxes	(41,073)	(77,226)

Benefit from income taxes, net	220	4,406

NET LOSS	$(40,853)	$(72,820)

LOSS PER SHARE
Basic	$(0.88)	$(1.58)

Diluted	$(0.88)	$(1.58)

WEIGHTED-AVERAGE SHARES OUTSTANDING
Basic	46,397	45,953

Diluted	46,397	45,953

DIVIDENDS DECLARED PER SHARE	$0.25	$0.25

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M.D.C. HOLDINGS, INC.
Consolidated Balance Sheets
(Dollars in thousands, except per share amounts)
(Unaudited)

	March 31,	December 31,
	2009	2008
Assets
Cash and cash equivalents	$1,584,631	$1,304,728
Short-term investments	22,909	54,864
Unsettled trades, net	3,254	57,687
Restricted cash	471	670
Receivables
Home sales receivables	12,306	17,104
Income taxes receivable	6,931	170,753
Other receivables	13,596	16,697
Mortgage loans held-for-sale, net	29,900	68,604
Inventories, net
Housing completed or under construction	349,405	415,500
Land and land under development	206,581	221,822
Property and equipment, net	37,119	38,343
Deferred tax asset, net of valuation allowance	—	—
Related party assets	28,627	28,627
Prepaid expenses and other assets, net	77,421	79,539

Total Assets	$2,373,151	$2,474,938

Liabilities
Accounts payable	$21,100	$28,793
Accrued liabilities	319,667	332,825
Mortgage repurchase facility	4,117	34,873
Senior notes, net	997,640	997,527

Total Liabilities	1,342,524	1,394,018

Commitments and Contingencies	—	—

Stockholders’ Equity
Preferred stock, $0.01 par value; 25,000,000 shares authorized; none issued or outstanding
Common stock, $0.01 par value; 250,000,000 shares authorized; 46,838,000 and 46,789,000 issued and outstanding, respectively, at March 31, 2009 and 46,715,000 and 46,666,000 issued and outstanding, respectively, at December 31, 2008	468	467
Additional paid-in-capital	790,361	788,207
Retained earnings	240,457	292,905
Treasury stock, at cost; 49,000 shares at March 31, 2009 and December 31, 2008	(659)	(659)

Total Stockholders’ Equity	1,030,627	1,080,920

Total Liabilities and Stockholders’ Equity	$2,373,151	$2,474,938

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M.D.C. HOLDINGS, INC.
Information on Segments
(Dollars in thousands)
(Unaudited)

	Three Months
	Ended March 31,
	2009	2008
REVENUE
Homebuilding
West	$74,682	$223,379
Mountain	44,117	70,482
East	40,492	67,345
Other Homebuilding	13,683	27,049

Total Homebuilding	172,974	388,255
Financial Services and Other	5,563	10,180
Corporate	50	184
Inter-company adjustments	(2,655)	(2,841)

Consolidated	$175,932	$395,778

(LOSS) INCOME BEFORE INCOME TAXES
Homebuilding
West	$(10,303)	$(61,391)
Mountain	(4,811)	(11,608)
East	(2,371)	(2,379)
Other Homebuilding	(831)	(1,896)

Total Homebuilding	(18,316)	(77,274)
Financial Services and Other	1,621	4,148
Corporate	(24,378)	(4,100)

Consolidated	$(41,073)	$(77,226)

ASSET IMPAIRMENTS
West	$13,067	$48,312
Mountain	254	3,954
East	964	1,533
Other Homebuilding	284	1,033

Consolidated	$14,569	$54,832

	March 31,	December 31,
	2009	2008
TOTAL ASSETS
Homebuilding
West	$210,626	$255,652
Mountain	270,753	288,221
East	131,866	151,367
Other Homebuilding	29,228	38,179

Total Homebuilding	642,473	733,419
Financial Services and Other	100,430	139,569
Corporate	1,676,205	1,647,907

Inter-company adjustments	(45,957)	(45,957)

Consolidated	$2,373,151	$2,474,938

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M.D.C. HOLDINGS, INC.
Selected Financial Data
(Dollars in thousands)
(Unaudited)

	Three Months
	Ended March 31,		Change
	2009	2008	Amount	%
SELECTED FINANCIAL DATA
General and Administrative Expenses
Homebuilding	$15,779	$30,702	$(14,923)	-49%
Financial Services and Other	$4,498	$7,023	$(2,525)	-36%
Corporate (1)	$18,109	$13,468	$4,641	34%

Total	$38,386	$51,193	$(12,807)	-25%

SG&A as a % of Home Sales Revenue
Homebuilding Segments	18.5%	17.8%	0.7%
Corporate Segment (1)	10.8%	3.8%	7.0%

Depreciation and Amortization (2)	$3,893	$8,612	$(4,719)	-55%

Home Gross Margins (3)	15.4%	11.5%	3.9%
Interest in Home Cost of Sales as a % of Home Sales Revenue	-4.8%	-4.4%	-0.4%

Cash Provided by (Used in)
Operating Activities	$239,493	$230,733	$8,760	4%
Investing Activities	$82,690	$(43)	$82,733	N/A
Financing Activities	$(42,280)	$(41,604)	$(676)	2%

Corporate and Homebuilding Interest

Interest capitalized, beginning of period	$39,239	$53,487	$(14,248)	-27%
Interest capitalized, net of interest expense	$4,844	$14,453	$(9,609)	-66%
Previously capitalized interest included in home cost of sales	$(8,033)	$(15,773)	$7,740	-49%
Interest capitalized, end of period	$36,050	$52,167	$(16,117)	-31%

(1)	Includes related party expenses.

(2)	Includes depreciation and amortization of long-lived assets and amortization of deferred marketing costs.

(3)	Home sales revenue less home cost of sales (excluding commissions, amortization of deferred marketing, project cost write offs and asset impairments) as a percent of home sales revenue. During the three months ended March 31, 2009 and March 31, 2008, we closed homes on lots for which we had previously recorded $43.2 million and $49.9 million, respectively, of asset impairments.
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M.D.C. HOLDINGS, INC.
Selected Financial Data
(Dollars in thousands)
(Unaudited)

	Three Months
	Ended March 31,		Change
	2009	2008	Amount	%
HOMEAMERICAN OPERATING ACTIVITIES
Principal amount of mortgage loans originated	$126,507	$164,743	$(38,236)	-23%
Principal amount of mortgage loans brokered	$12,965	$59,571	$(46,606)	-78%
Capture Rate	82%	58%	24%
Including brokered loans	90%	75%	15%
Mortgage products (% of mortgage loans originated)
Fixed rate	100%	94%	6%
Adjustable rate — interest only	0%	2%	-2%
Adjustable rate — other	0%	4%	-4%

Prime loans (4)	42%	63%	-21%
Alt A loans (5)	0%	0%	0%
Government loans (6)	58%	37%	21%
Sub-prime loans (7)	0%	0%	0%

(4)	Prime loans generally are defined as loans with Fair, Isaac and Company (“FICO”) scores greater than 620 and that comply with the documentation standards of the government sponsored enterprise guidelines.

(5)	Alt-A loans are defined as loans that would otherwise qualify as prime loans except that they do not comply with the documentation standards of the government sponsored enterprise guidelines.

(6)	Government loans are loans either insured by the Federal Housing Administration or guaranteed by the Department of Veteran Affairs.

(7)	Sub-prime loans generally are defined as non government insured loans that have FICO scores of less than or equal to 620.
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M.D.C. HOLDINGS, INC.
Homebuilding Operational Data
(Dollars in thousands)
(unaudited)

	March 31,	December 31,	March 31,
	2009	2008	2008
HOMES COMPLETED OR UNDER CONSTRUCTION
Unsold Home Under Construction — Final	293	451	449
Unsold Home Under Construction — Frame	255	329	516
Unsold Home Under Construction — Foundation	100	41	134

Total Unsold Homes Under Construction	648	821	1,099
Sold Homes Under Construction	471	409	1,340
Model Homes	274	387	640

Homes Completed or Under Construction	1,393	1,617	3,079

LOTS OWNED (excluding homes completed or under construction)
Arizona	1,365	1,458	2,423
California	695	839	1,150
Nevada	1,045	1,111	1,241

West	3,105	3,408	4,814

Colorado	2,523	2,597	2,890
Utah	621	642	830

Mountain	3,144	3,239	3,720

Delaware Valley	110	115	138
Maryland	180	176	287
Virginia	227	241	336

East	517	532	761

Florida	242	257	561
Illinois	141	141	165

Other Homebuilding	383	398	726

Total	7,149	7,577	10,021

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M.D.C. HOLDINGS, INC.
Homebuilding Operational Data
(Dollars in thousands)
(unaudited)

	March 31,	December 31,	March 31,
	2009	2008	2008
LOTS CONTROLLED UNDER OPTION
Arizona	460	472	400
California	149	149	157
Nevada	95	95	—

West	704	716	557

Colorado	158	184	255
Utah	—	—	—

Mountain	158	184	255

Delaware Valley	14	40	327
Maryland	350	355	449
Virginia	620	592	1,072

East	984	987	1,848

Florida	438	471	470
Illinois	—	—	—

Other Homebuilding	438	471	470

Total	2,284	2,358	3,130

NON-REFUNDABLE OPTION DEPOSITS
Cash	$5,526	$5,145	$6,476
Letters of Credit	3,257	4,358	4,221

Total Non-Refundable Option Deposits	$8,783	$9,503	$10,697

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M.D.C. HOLDINGS, INC.
Homebuilding Operational Data
(Dollars in thousands)
(Unaudited)

	Three Months
	Ended March 31,		Change
	2009	2008	Amount	%
HOMES CLOSED (UNITS)
Arizona	172	351	(179)	-51%
California	59	154	(95)	-62%
Nevada	74	180	(106)	-59%

West	305	685	(380)	-55%

Colorado	91	117	(26)	-22%
Utah	40	82	(42)	-51%

Mountain	131	199	(68)	-34%

Delaware Valley	19	31	(12)	-39%
Maryland	26	49	(23)	-47%
Virginia	41	65	(24)	-37%

East	86	145	(59)	-41%

Florida	49	95	(46)	-48%
Illinois	9	12	(3)	-25%

Other Homebuilding	58	107	(49)	-46%

Total	580	1,136	(556)	-49%

AVERAGE SELLING PRICES PER HOME CLOSED

Arizona	$192.6	$232.2	$(39.6)	-17%
California	398.1	444.6	(46.5)	-10%
Colorado	352.3	354.4	(2.1)	-1%
Delaware Valley	424.9	425.8	(0.9)	0%
Florida	219.2	233.4	(14.2)	-6%
Illinois	320.4	400.5	(80.1)	-20%
Maryland	440.6	496.9	(56.3)	-11%
Nevada	203.0	247.3	(44.3)	-18%
Utah	298.6	340.1	(41.5)	-12%
Virginia	508.5	453.5	55.0	12%
Company Average	$287.9	$313.2	$(25.3)	-8%
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M.D.C. HOLDINGS, INC.
Homebuilding Operational Data
(Dollars in thousands)
(Unaudited)

	Three Months
	Ended March 31,		Change
	2009	2008	Amount	%
ORDERS FOR HOMES, NET (UNITS)
Arizona	158	282	(124)	-44%
California	75	159	(84)	-53%
Nevada	95	181	(86)	-48%

West	328	622	(294)	-47%

Colorado	134	163	(29)	-18%
Utah	41	44	(3)	-7%

Mountain	175	207	(32)	-15%

Delaware Valley	14	22	(8)	-36%
Maryland	37	47	(10)	-21%
Virginia	56	70	(14)	-20%

East	107	139	(32)	-23%

Florida	58	115	(57)	-50%
Illinois	8	15	(7)	-47%

Other Homebuilding	66	130	(64)	-49%

Total	676	1,098	(422)	-38%

Estimated Value of Orders for Homes, net	$191,000	$324,000	$(133,000)	-41%
Estimated Average Selling Price of Orders for Homes, net	$282.5	$295.1	$(12.5)	-4%
Cancellation Rate(8)	23%	43%	-20%

(8)	We define “Cancellation Rate” as the approximate number of cancelled home order contracts during a reporting period as a percent of total home orders received during such reporting period.
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M.D.C. HOLDINGS, INC.
Homebuilding Operational Data
(Dollars in thousands)
(Unaudited)

	March 31,	December 31,	March 31,
	2009	2008	2008
BACKLOG (UNITS)
Arizona	144	158	523
California	65	49	208
Nevada	74	53	308

West	283	260	1,039

Colorado	115	72	259
Utah	43	42	140

Mountain	158	114	399

Delaware Valley	22	27	48
Maryland	69	58	124
Virginia	51	36	105

East	142	121	277

Florida	44	35	145
Illinois	2	3	49
Other Homebuilding	46	38	194

Total	629	533	1,909

Backlog Estimated Sales Value	$196,000	$173,000	$623,000

Estimated Average Selling Price of Homes in Backlog	$311.6	$324.6	$326.3

ACTIVE SUBDIVISIONS
Arizona	37	44	62
California	16	18	34
Nevada	23	24	34

West	76	86	130

Colorado	45	49	49
Utah	22	22	24

Mountain	67	71	73

Delaware Valley	2	3	2
Maryland	12	11	17
Virginia	10	12	19

East	24	26	38

Florida	7	7	15
Illinois	1	1	4

Other Homebuilding	8	8	19

Total	175	191	260

Average for quarter ended	182	202	272

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